BILL THE BUTCHER, INC.

PROMISSORY NOTE

October 15, 2010

$100,000 Seattle, Washington

FOR VALUE RECEIVED, Bill the Butcher, Inc., ("Debtor") promises to pay to **Lawrence Biggs** ("Holder"), or their registered assigns, the principal sum of **$100,000**, or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to seven percent (7%) per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on or before February 15th, 2011 or upon the Debtor's receipt of the first $100,000 of equity investment whichever occurs first.

Use of Proceeds – Proceeds from this note are to be used as follows:

- $30,000 for professional fees associated with completing the 10-K for the year ended August 31, 2010.
- $70,000 for purchase of protein for resale only, on a revolving "line of credit".
- Proceeds are to be deposited in a separate bank account. Purchases and repayments are to be reconciled, accounted for and reported on a daily basis.

Repayment – Fifty percent of proceeds from sales of protein products will be used to repay the line of credit. Funds will be collected on a daily basis at the rate of 50% of the prior day's sales until the line balance of $70,000 is repaid in full.

The note will be made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. **Definitions.** As used in this Note, the following capitalized terms have the following meanings:

(a) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(b) "Indebtedness" of a Person shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principals), (iv) all obligations with respect to capital leases, (v) all guaranty obligations, (vi) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, and (vii) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

(c) "Debtor" includes the individual initially executing this Note and any Person who shall succeed to or assume the obligations of the individual under this Note.

(d) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock Debtor, a limited liability Debtor, an unincorporated association, a joint venture or other entity or a governmental authority.

2. **Interest**. Accrued interest on this Note shall be payable at such time as the outstanding principal amount hereof shall be paid in full.

3. **Events of Default**. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a) Failure to Pay. The Debtor shall fail in any material respect to pay (i) any principal payment for a period of three days from the due date thereof or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Debtor's receipt of Holder's written notice to Debtor of such failure to pay; or

(b) Breaches of Covenants. The Debtor shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those covenants specified in Section 3(a) hereof) and (i) such failure is not remedied, cured or waived for a period of thirty (30) days after the Debtor has notice of the failure, or (ii) if such failure is not curable within such thirty (30) day period, but is reasonably capable of cure within sixty (60) days, either (A) such failure shall continue for sixty (60) days or (B) Debtor shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial thirty (30) day period; or

(c) Representations and Warranties. Any representation or warranty made by Debtor to Holder in this Note shall be untrue in any material respect when made; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Debtor or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Debtor or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

4. Rights of Holder upon Default. Upon the occurrence or existence of an Event of Default pursuant to Paragraphs 3(a), (b) or (c) hereof and at any time thereafter during the continuance of such Event of Default, Holder may, acting alone and by written notice to Debtor, declare all outstanding obligations payable by Debtor hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 3(d) and

3(e) hereof, immediately and without notice, all outstanding obligations payable by Debtor hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5. Successors and Assigns. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of Debtor and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6. Waivers and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Debtor and Holder.

7. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of a facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth in the Note Purchase Agreement or on the register maintained by the Debtor, and (ii) if to the Debtor, at the address of its principal corporate offices (Attn: Chief Executive Officer), or at such other address as a party may designate by written notice to the other party pursuant to the provisions above.

10. Payments; Prepayment.

(a) Payment shall be made in lawful tender of the United States.

(b) The Debtor shall have the right to prepay at any time, without penalty, in whole or in part, the unpaid principal and interest due on this Note.

11. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflicts of law provisions of the State of Washington or of any other state.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the Debtor has caused this Note to be issued as of the date first written above.

Bill the Butcher, Inc., Debtor

By: ____________________
J'Amy Owens

Title: Chief Executive Officer

Lawrence Biggs, Holder

By: ____________________
Lawrence Biggs

[Signature Page to Promissory Note]